Exhibit 10.6


                       FORM OF CHANGE OF CONTROL AGREEMENT


                                                       PERSONAL AND CONFIDENTIAL


[Date]

[Name of Individual]
[Title]
Alltrista Corporation
5875 Castle Creek Parkway, North Drive, Suite 440
Indianapolis, IN  46250

Dear [Name]:

Alltrista Corporation (the "Corporation") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In this connection, the Board of Directors of the Corporation (the "Board") recognizes that the possibility of a change in control of the Corporation exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Corporation and its stockholders.

The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Corporation's management, including yourself, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a change in control of the Corporation.

In order to induce you to remain in the employ of the Corporation, the Corporation agrees that you shall receive the severance benefits set forth in this letter agreement (the "Agreement"), which amends and restates the agreement between you and the Corporation dated as of May 10, 1993, in the event your employment with the Corporation is terminated under the circumstances described below subsequent to a "Change in Control of the Corporation" (as defined in Section 2).

         1. Term of Agreement. The Agreement shall continue in effect through December 31, 1997; provided, however, that commencing on December 31, 1997, and each December 31 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than October 31 immediately preceding such December 31, and every October 31, thereafter, the Corporation shall have given notice that it does not wish to extend this Agreement; and provided, further, that if a Change in Control of the Corporation as defined in
Section 2, shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of not less than twenty-four (24) months beyond the month in which such Change in Control occurred.

         2. Change in Control. No benefits shall be payable hereunder unless there shall have been a Change in Control of the Corporation, as set forth below. For purposes of this Agreement, a "Change in Control of the Corporation" shall be deemed to have occurred upon the first to occur of the following events:

                  (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30 percent or more of the combined voting power of the Corporation's then outstanding securities;

                  (ii) at any time during any period of two consecutive years, individuals, who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in Subsection (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

                  (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than
         (1) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person acquires 50 percent or more of the combined voting power of the Corporation's then outstanding securities; or

                  (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

         3. Takeover Threat. For purposes of this Agreement, a "Takeover Threat" shall be deemed to have occurred if (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Corporation; (ii) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control of the Corporation; (iii) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any subsidiary of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), who is or has become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Corporation representing 10 percent or more of the combined voting power of the Corporation's then outstanding securities increases such ownership by 5 percentage points or more of such voting power over a period of less than twenty-four (24) months; or (iv) the Board adopts a resolution to the effect that a Takeover Threat for purposes of this Agreement has occurred. Solely for purposes of determining your entitlement to payment of severance benefits pursuant to this Agreement, you agree that, subject to the terms and conditions of the Agreement, in the event of a Takeover Threat, you will remain in the employ of the Corporation for a period of one (1) year from the occurrence of such Takeover Threat, or until an actual Change in Control of the Corporation, whichever occurs earlier.

         4.       Termination Following Change in Control.

                  (i) General. If any of the events described in Section 2 constituting a Change in Control of the Corporation shall have occurred, you shall be entitled to the benefits provided in Section 5(iii) upon the subsequent termination of your employment during the term of this Agreement unless such termination is (a) because of your death or Disability, (b) by the Corporation for Cause, or (c) by you other than on account of Constructive Termination. In the event your employment with the Corporation is terminated for any reason at any time prior to the occurrence of a Change in Control of the Corporation and subsequently a Change in Control of the Corporation shall have occurred, you shall not be entitled to any benefits hereunder.

                  (ii) Disability. If, as a result of your incapacity due to physical or mental illness, you shall have been absent from the full-time performance of your duties with the Corporation for six (6) consecutive months, and within thirty (30) days after written notice of termination is given you shall not have returned to the full-time performance of your duties, your employment may be terminated for "Disability."

                  (iii) Cause. Termination by the Corporation of your employment for "Cause" shall mean termination (a) upon your conviction of a felony in conjunction with your services to the Corporation, including the entry of a guilty or nolo contendere plea, or (b) your engaging in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out your duties, resulting, in either case, in material harm to the Corporation, monetarily or otherwise, unless you reasonably believed in good faith that such act or non-act was in (or not opposed to) the best interests of the Corporation. For purposes of this Subsection, no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Corporation. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of conduct set forth above in this Subsection and specifying the particulars thereof in detail.

                  (iv) Constructive Termination. You shall be entitled to terminate your employment upon the occurrence of Constructive Termination. For purposes of this Agreement, "Constructive Termination" shall mean, without your expressed written consent, the occurrence after a Change in Control of the Corporation of any of the following circumstances unless, in the case of paragraphs (a), (e), (f), (g) or
         (h), such circumstances are fully corrected prior to the Date of Termination (as defined in Subsection (vi) hereof) specified in the Notice of Termination (as defined in Subsection (v) hereof) given in respect thereof:

                  (a) the assignment to you of any duties inconsistent (unless in the nature of a promotion) with the position in the Corporation that you held immediately prior to the Change in Control of the Corporation, or a significant adverse reduction or alteration in the nature or status of your position, duties or responsibilities or the conditions of your employment from those in effect immediately prior to such Change in Control;

                  (b) a reduction by the Corporation in your annual base salary as in effect immediately prior to the Change in Control of the Corporation or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all management personnel of the Corporation and all management personnel of any person in control of the Corporation;

                  (c) the Corporation's requiring that your principal place of business be at an office located more than twenty (20) miles from the location where your principal place of business is located immediately prior to the Change in Control of the Corporation, except for required travel on the Corporation's business to an extent substantially consistent with your present business travel obligations;

                  (d) the failure by the Corporation to pay to you any portion of your current compensation except pursuant to an across-the-board compensation deferral similarly affecting all management personnel of the Corporation and all management personnel of any person in control of the Corporation or to pay to you any portion of an installment of deferred compensation under any deferred compensation program of the Corporation within seven (7) days of the date such compensation is due;

                  (e) the failure by the Corporation to continue in effect any compensation or benefit plan in which you participate immediately prior to the Change in Control of the Corporation that is material to your total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Corporation to continue your participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of your participation relative to other participants, as existed at the time of the Change in Control of the Corporation;

                  (f) the failure by the Corporation to continue to provide you with benefits substantially similar to those enjoyed by you under any of the Corporation's life insurance, medical, health and accident, or disability plans in which you were participating at the time of the Change in Control of the Corporation, the taking of any action by the Corporation which would directly or indirectly materially reduce any of such benefits or deprive you of any material fringe benefit enjoyed by you at the time of the Change in Control of the Corporation, or the failure by the Corporation to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Corporation in accordance with the Corporation's normal vacation policy in effect at the time of the Change in Control of the Corporation;

                  (g) the failure of the Corporation to continue this Agreement in effect, or to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 6 hereof, or

                  (h) any purported termination of your employment that is not effected strictly in accordance with the terms of this Agreement and pursuant to a Notice of Termination satisfying the requirements of
         Subsection (v) hereof (and, if applicable, the requirements of Subsection (iii) hereof), which purported termination shall not be effective for purposes of this Agreement.

Your right to terminate your employment pursuant to this Subsection shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Constructive Termination hereunder.

                  (v) Notice of Termination. Any purported termination of your employment by the Corporation or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 7. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated.

                  (vi) Date of Termination. "Date of Termination" shall mean (a) if your employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that you shall not have returned to the full-time performance of your duties during such thirty (30-day period), and (b) if your employment is terminated pursuant to Subsection (iii) or (iv) hereof or for any other reason (other than Disability), the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days from the date such Notice of Termination is given, and in the case of a termination on account of Constructive Termination shall not be less than fifteen (15) nor more than sixty (60) days from the date such Notice of Termination is given); provided, however, that if within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this proviso), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, or by a binding arbitration award; and provided, further, that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Corporation will continue to pay you your full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary), and continue you as a participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection. Amounts paid under this Subsection, in addition to all other amounts due under this Agreement, shall not be offset against or reduce any other amounts due under this Agreement and shall not be reduced by any compensation earned by you as the result of employment by another employer.

         5. Compensation Upon Termination or During Disability. Following a Change in Control of the Corporation, you shall be entitled to the following benefits during a period of disability, or upon termination of your employment, as the case may be, provided that such period or termination occurs during the term of this Agreement or, if earlier, within one year following such Change in Control of the Corporation:

                  (i) During any period that you fail to perform your full-time duties with the Corporation as a result of incapacity due to physical or mental illness, you shall continue to receive your base salary at the rate in effect at the commencement of any such period, reduced to the extent disability benefits are actually received by you during this period, until this Agreement is terminated pursuant to Section 4(ii) hereof. Thereafter, or in the event your employment shall be terminated by reason of your death, your benefits shall be determined under the Corporation's retirement, insurance, disability and other compensation programs then in effect in accordance with the terms of such programs.

                  (ii) If your employment shall be terminated by the Corporation for Cause or by you other than on account of Constructive Termination, the Corporation shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any compensation or benefit plan of the Corporation at the time such payments are due, and the Corporation shall have no further obligations to you under this Agreement.

                  (iii) If your employment by the Corporation shall be terminated by you on account of Constructive Termination or by the Corporation other than for Cause or Disability, then you shall be entitled to the benefits provided below:

                           (a) no later than the fifth day following the Date of
                  Termination, the Corporation shall pay to you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any incentive, bonus or other compensation plan of the Corporation, at the time such payments are due;

                           (b) in lieu of any further salary payments to you for
                  periods subsequent to the Date of Termination, the Corporation shall pay as severance pay to you, at the time specified in Subsection (iv) hereof, a lump sum severance payment (together with the payments provided in paragraph (c), below, the "Severance Payments") equal to three (3) times the sum of (1) your annual salary rate (including for this purpose any deferred salary) as in effect as of the Date of Termination, immediately prior to the Change in Control of the Corporation or immediately prior to the first occurrence of an event or circumstance constituting Constructive Termination, whichever is greatest, and (2) your annual target bonus under the applicable bonus or incentive compensation plans in respect of the calendar year preceding that in which occurs the Date of Termination, the Change in Control or the first occurrence of an event or circumstance constituting Constructive Termination, whichever date yields the greatest annual target bonus;

                           (c) notwithstanding any provision of any annual or long-term incentive plan to the contrary, in lieu of any payments under any bonus or incentive compensation plan in effect for the year in which your Date of Termination occurs, the Corporation shall pay you in a lump sum, in cash, at the time specified in Subsection (iv) hereof, (1) a pro rata portion (based on the number of whole months, with a partial month treated as a whole month, elapsed since the first day of the calendar year in which the Date of Termination occurs) of the target amount of all contingent awards granted under such plans for all uncompleted periods, plus (2) the value
                  (assuming such value is a positive number) of any undistributed bonus bank balance (or other amount or amounts that have accumulated on your behalf), whether or not you would then have been entitled to a distribution thereof, under the Alltrista Corporation 1993 Economic Value Added Incentive Compensation Plan for Key Members of Management, or any successor thereto;

                           (d) in lieu of shares of common stock of the Corporation ("Corporation Shares") issuable upon the exercise of outstanding options ("Options"), if any, granted to you under any Corporation stock option plan (which Options shall be cancelled upon the making of the payment referred to below), you shall receive within the time provided for in Subsection (iv) hereof an amount in cash equal to the product of (A) the excess of the higher of the closing price of Corporation Shares as reported on the NASDAQ National Market System, the American Stock Exchange or The New York Stock Exchange, wherever listed, on or nearest the Date of Termination or the highest per share price for Corporation Shares actually paid in connection with any Change in Control of the Corporation, over the per share exercise price of each Option held by you (whether or not then fully exercisable), times (B) the number of Corporation Shares covered by each such Option;

                           (e) In  addition  to the  benefits  to which  you are
                  entitled under the defined contribution plan or plans of the Corporation, including the Corporation's [Savings and Retirement Plan] or any successor plan thereto (the "Defined Contribution Plans") (without regard to any amendment to the Defined Contribution Plans made subsequent to a Change in Control of the Corporation and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of benefits under such plans), the Corporation shall pay to you in a lump sum, in cash, at the time specified in Subsection (iv) hereof, an amount equal to three (3) times the value of the matching or other employer contributions that the Corporation would have made to each such plan during the plan year immediately preceding the Date of Termination, the Change in Control, or the first occurrence of an event or circumstance constituting Constructive Termination, whichever date yields the highest value, at your rate of salary in effect on the Date of Termination, immediately prior to the Change in Control of the Corporation or immediately prior to the first occurrence of an event or circumstance constituting Constructive Termination, whichever is greatest, determined as if you had contributed the maximum amount permitted pursuant to applicable law and the terms of such plan during any such year and accumulated thereunder three (3) additional years of service for purposes of eligibility and vesting (after the Date of Termination);

                           (f) for the  thirty-six  (36) month period  beginning
                  with your  termination of employment,  the  Corporation  shall arrange to provide you and your dependents with life, disability, accident and health insurance benefits substantially similar to those that you were receiving immediately prior to the Notice of Termination, or if more favorable to you, the first occurrence of an event or circumstance constituting Constructive Termination. Benefits otherwise receivable by you pursuant to this paragraph (f)
                  shall be reduced to the extent comparable benefits are actually received by you from any and all successor employers during the thirty-six (36) month period following the Date of Termination, and any such benefits actually received by you shall be reported to the Corporation; provided, however, that, unless you consent to a different method (after taking into account the effect of such method on the calculation of "parachute payments" pursuant to Subsection (vi) hereof), such health insurance benefits shall be provided through a third-party insurer; and provided further, however, that the Corporation shall reimburse you for the excess, if any, of the cost of such benefits to you over such cost immediately prior to the Date of Termination or, if more favorable to you, the cost of such benefits to you as of the first occurrence of an event or circumstance constituting Constructive Termination;

                           (g) the  Corporation  shall pay to you all reasonable
                  legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement) unless the decision-maker in any proceeding, contest or dispute arising hereunder makes a formal finding that you did not have a reasonable basis for instituting such proceeding, contest or dispute;

                           (h) the Corporation shall provide you with individual
                  outplacement services in accordance with the general custom and practice generally accorded to an executive of your position.

                  (iv) Except as provided in Subsection (vi) hereof, the payments provided for in Subsections (iii) (b), (c), (d) and (e) above, shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Corporation shall pay to you on such day an estimate, as determined in good faith by the Corporation, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Internal Revenue Code of 1986, as amended (the "Code")) as soon as the amount thereof can be determined but in no event later than the thirtieth day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Corporation to you, payable on the fifth day after demand by the Corporation (together with interest at the rate provided in section 1274(b)(2)(B) of the Code).

                  (v) Except as provided in Subsection (iii)(f) hereof, you shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 5 be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed to you to the Corporation, or otherwise.

                           Whether or not you become entitled to the Severance Payments, if any of the payments or benefits received or to be received by you in connection with a Change in Control of the Corporation or your termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Corporation, any person whose actions result in a Change in Control of the Corporation or any person affiliated with the Corporation or such person) (such payments or benefits, excluding the "Gross-Up Payment" (as defined below) being hereinafter referred to as the "Total Payments") will be subject to any excise tax imposed under section 4999 of the Code (the "Excise Tax"), the Corporation shall pay to you an additional amount (the "Gross-Up Payment") such that the net amount retained by you, after deduction of any Excise Tax on the Total
         Payments and any federal, state and local income and employment taxes and Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

                      For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax, (i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to you and selected by the accounting firm which was, immediately prior to the Change in Control of the Corporation, the Corporation's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the "base amount" (as defined in section 280G(b)(3) of the Code) allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, you shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of your residence on the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Subsection vi), net of the maximum applicable reduction in federal income taxes which could be obtained from deduction of such state and local taxes.
                      In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, you shall repay to the Corporation, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by you, to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in your taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Corporation shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by you with respect to such excess) within five (5) business days following the time that the amount of such excess is finally determined. You and the Corporation shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

                  (vi) As soon as practicable, following a Takeover Threat, or in any event, within twenty (20) business days thereafter, the Corporation agrees it will establish and fund an irrevocable grantor trust in an amount sufficient to provide for all cash payments of benefits specified in Section 5, assuming that you were entitled to such benefits, plus an additional $50,000 to cover the legal fees referred to in Section 5(iii)(g).

         6.       Successors-, Binding Agreement.

                  (i) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Corporation in the same amount and on the same terms to which you would be entitled hereunder if you terminate your employment on account of Constructive Termination following a Change in Control of the Corporation, except that for the purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Corporation" shall mean the Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  (ii) This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisee and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

         7. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by the United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notice to the Corporation shall be directed to the attention of the Board with a copy to the Secretary of the Corporation, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         8. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at that time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Indiana without regard to its conflicts of law principles. All references to section of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the corporation under
Section 5 shall survive the expiration of the term of this Agreement.

          9. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         11. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Muncie, Indiana in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that you shall be entitled to seek specific performance of your right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

         12. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

        If this letter sets forth our agreement on the subject matter hereof, kindly sign both copies and return one, in the enclosed envelope, to the Corporation, which will then constitute our agreement on this subject.


                                                       Sincerely.

                                                       ALLTRISTA CORPORATION


                                           By:      ____________________________
                                                    Thomas B. Clark
                                                    President and CEO


Agreed to this ______ day of [Date].






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[Name]